UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2008

MARCO COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50557	84-1620092
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1770 San Marco Road, Marco Island, FL		34145
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 389-5200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Marco Community Bancorp, Inc.’s (“Company”) Board of Directors held a meeting on August 18, 2008.  At that meeting, director Richard E. Storm, age 46, was elected Chief Operating Officer of the Company. For the last year, Mr. Storm has been Chief Executive Officer of Universal Fidelity, LP of Houston, Texas.  Prior to that, Mr. Storm held positions over the previous 17 years with General Electric Finance. Richard E. Storm is the son of Chairman and Chief Executive Officer Richard Storm, Jr.

On that same date, Marco Community Bank’s (“Bank”) Board of Directors also met. At that meeting, the Board elected Richard E. Storm to serve as a director of the Bank and as the Chairman of the Board’s Oversight Committee and promoted Anthony J. Iannotta to be the Bank’s Chief Operating Officer. Mr. Iannotta began his banking career in 1977 with Citibank in its Bank Operations, Branch Management, Financial Planning and Series 7 Brokerage Accounts departments.  He left Citibank in 1988, and since1989, Mr. Iannotta has owned a mortgage brokerage business on Marco Island, Florida. Mr. Iannotta is a founding director of the Bank and has been an Executive Vice President and Operating Officer of the Bank since March 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marco Community Bancorp, Inc.
(Registrant)
Date: August 21, 2008

/s/ Richard Storm, Jr.
Richard Storm, Jr.
Chairman and Chief Executive Officer